UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 15, 2008

Commission file numbers 333-129195-01 and 333-129195-02

Lehman Brothers Holdings E-Capital Trust I	Delaware	20-3646452
Lehman Brothers Holdings E-Capital LLC I	Delaware	20-3646427
(Exact Name of Registrants as Specified in their Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

745 Seventh Avenue
New York, New York
(Address of principal	10019
executive offices)	(Zip Code)

Registrants’ telephone number, including area code:

(212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On September 15, 2008, Lehman Brothers Holdings Inc. (“LBHI”), the sole owner of the trust common securities of Lehman Brothers Holdings E-Capital Trust I and the common securities of Lehman Brothers Holdings E-Capital LLC I (the “LLC”), filed a voluntary petition for relief (the “Voluntary Petition”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”) and on September 16, 2008, LB 745 LLC filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Court (In re Lehman Brothers Holdings Inc., et. al., Case Number 08-13555 (JMP) (jointly administered)).  LBHI is the issuer of the $300,000,000 floating rate subordinated debenture due 2035 (the “Company Debenture”) held by the LLC.  The filing of the Voluntary Petition constituted an event of default under the Company Debenture.

LBHI will continue to operate its business as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court.

In addition, the directors of certain affiliates of LBHI in the United Kingdom, including Lehman Brothers International (Europe), Lehman Brothers Holdings Plc, Lehman Brothers Limited and LB UK RE Holdings Limited, have concluded that in the absence of ongoing financial support from LBHI, they are or are likely to become unable to pay their debts as they fall due.  Accordingly, these companies have been placed into administration.

A copy of the press release announcing LBHI’s intention to file, as well as the press release announcing the actual filing, are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

On September 16, 2008, LBHI issued a press release announcing that the director of Lehman Brothers Holdings Japan Inc. and the board of directors of Lehman Brothers Japan Inc. (“LBJ”) have resolved for the companies to commence civil rehabilitation procedures under the Japan Civil Rehabilitation Law.  The Tokyo District Court ordered the protection on the companies as of September 16, 2008, pursuant to which the companies are prohibited from payment of obligations based on the causes arising on or before September 15, 2008, with certain exceptions.  The Financial Services Agency of the Japanese government also issued a business suspension order in relation to LBJ on September 15, 2008.

In addition, LBHI announced that each of Lehman Brothers Asia Limited, Lehman Brothers Securities Asia Limited and Lehman Brothers Futures Asia Limited has suspended its operations with immediate effect, including ceasing to trade on the Hong Kong Securities Exchange and Hong Kong Futures Exchange, until further notice.  LBHI’s asset management company, Lehman Brothers Asset Management Limited, will continue to operate on a business as usual basis.

A copy of the press release announcing the commencement of civil rehabilitation procedures under the Japan Civil Rehabilitation Law, as well as a press release announcing the suspension of operations of certain of LBHI’s other Asian subsidiaries, are attached hereto as Exhibits 99.3 and 99.4 and are incorporated herein by reference.

Item 8.01. Other Events

LBHI Direct Financial Obligations

The filing of the Voluntary Petition constituted an event of default or termination event and caused the automatic and immediate acceleration of all debt outstanding under a number of instruments and agreements relating to direct financial obligations of LBHI (the “Accelerated Direct Financial Obligations”).  LBHI believes that any efforts to enforce the payment obligations under the Accelerated Direct Financial Obligations are stayed as a result of the filing of the Voluntary Petition. Additional information regarding the acceleration of LBHI’s direct financial obligations is available in LBHI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date hereof.

In addition, the filing of the Voluntary Petition constituted an event of default under at least $138 billion of senior, subordinated and junior subordinated indebtedness of LBHI issued under its indentures.

Termination of Commitments under LBHI Revolving Credit Facilities

Although there were no amounts outstanding under such facilities, the commitments under LBHI’s two principal syndicated revolving credit facilities terminated automatically upon the filing of the Voluntary Petition.

In addition, the commitments under two revolving credit facilities of Lehman Brothers Commercial Bank, a subsidiary of LBHI, in the amounts of $300 million and $150 million terminated automatically upon the filing of the Voluntary Petition.  There are no amounts currently outstanding under these facilities.

LBHI Derivative Contracts

LBHI and its affiliates are parties to a large number of swaps, options, forwards and other derivative contracts with a variety of counterparties. These derivatives are governed by approximately 7,000 master agreements.  The filing of the Voluntary Petition constituted an event of default and automatic early termination under certain of these master agreements and, in other instances, constituted an event of default allowing the applicable counterparties to terminate the agreements. The accelerated obligations under these agreements are expected to be material, but LBHI is unable to specify their amount at this time.

LBHI Off-Balance Sheet Arrangements

The filing of the Voluntary Petition may also have constituted an event of default or termination event and caused the automatic and immediate acceleration of all debt outstanding under other instruments and agreements relating to off-balance sheet arrangements of LBHI or have led to termination of such instruments and agreements by the applicable counterparties (the “Accelerated Off-Balance Sheet Obligations”).  Additional information regarding LBHI’s off-balance sheet arrangements is available in LBHI’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007.

In addition, the filing of the Voluntary Petition triggered an obligation to assign certain assets with a market value of approximately $206 million in connection with a participation agreement with Laodicea LLC.  Dresdner Bank AG London Branch acts as portfolio manager and administrative agent under the referral agency agreement relating to the participation agreement.

Ratings

Various credit ratings assigned to LBHI and its subsidiaries, including Lehman Brothers Inc. (“LBI”) and their respective securities have recently been revised by nationally recognized statistical rating organizations. At September 15, 2008, the ratings of LBHI and LBI, a wholly owned subsidiary of LBHI and a registered broker-dealer, for short- and long-term senior borrowings were as follows:

	LBHI			Lehman Brothers Inc.
		Long-term	Long-term		Long-term	Long-term
	Short-term	(Senior)	(Subordinated)	Short-term	(Senior)	(Subordinated)
Standard & Poor’s Ratings Services	C	CCC-	C	B	BB-	BB-
Moody’s Investors Service	Not Prime	B3	Caa2	Not Prime	B1	B3
Fitch Ratings	D	D	C	B	B	B-
Dominion Bond Rating Service Limited	D	D	D	R-5	CCC	C

Ratings are not a recommendation to purchase, hold or sell securities and may be changed, suspended or withdrawn at any time by the assigning rating agency. LBHI’s and LBI’s current ratings and the rating outlooks currently assigned to LBHI and LBI are dependent upon economic conditions and other factors affecting credit risk that are outside the control of LBHI or LBI. Each rating should be evaluated independently of the others. Detailed explanations of the ratings may be obtained from the rating agencies.

No assurance can be given that further downgrades by the rating agencies of the credit ratings of participants in the financial services industry generally or of LBHI specifically will not occur.  For a discussion of the consequences of any such potential downgrade on LBHI’s business, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity, Funding and Capital Resources—Credit Ratings” in LBHI’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2008.

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

The following Exhibits are filed as part of this Report.

Exhibit 99.1	Press Release of LBHI, dated as of September 15, 2008, announcing LBHI’s intent to file a voluntary petition for relief

Exhibit 99.2	Press Release of LBHI, dated as of September 15, 2008, announcing LBHI’s filing of a voluntary petition for relief

Exhibit 99.3	Press Release of LBHI, dated as of September 16, 2008, announcing the commencement of civil rehabilitation procedures under the Japan Civil Rehabilitation Law

Exhibit 99.4	Press Release of LBHI, dated as of September 16, 2008, announcing the suspension of operations of certain Asian subsidiaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS E-CAPITAL
TRUST I

Date: September 19, 2008	By:	/s/ Martin B. Kelly
Regular Trustee

LEHMAN BROTHERS HOLDINGS E-CAPITAL LLC I

Date: September 19, 2008	By:Lehman Brothers Holdings Inc., as Managing Member

	By:	/s/ Martin B. Kelly
Global Financial Controller

EXHIBIT INDEX

Exhibit 99.1	Press Release of LBHI, dated as of September 15, 2008, announcing LBHI’s intent to file a voluntary petition for relief

Exhibit 99.2	Press Release of LBHI, dated as of September 15, 2008, announcing LBHI’s filing of a voluntary petition for relief

Exhibit 99.3	Press Release of LBHI, dated as of September 16, 2008, announcing the commencement of civil rehabilitation procedures under the Japan Civil Rehabilitation Law

Exhibit 99.4	Press Release of LBHI, dated as of September 16, 2008, announcing the suspension of operations of certain Asian subsidiaries